CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of United States Gold Trust of our report dated March 26, 1999, included in the 1998 Annual Report to Unitholders of United States Gold Trust.


                                                               ERNST & YOUNG LLP

Chicago, Illinois
March 26, 1999